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                                                                    EXHIBIT 10.1

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     THAT EMPLOYMENT AGREEMENT ("Agreement") made as of the 1st day of July,
1991, by and between THE WISER OIL COMPANY, a Delaware corporation, and ANDREW
J. SHOUP, JR. is hereby amended in the following respects only:

     FIRST:  Section 1.02 of the Agreement is hereby amended by restatement in
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its entirety to read as follows:

          1.02.  Term.  Subject to the terms and provisions of Article II
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     hereof, Employee's employment hereunder shall be extended and shall continue through the close of business on March 31, 2000.

     SECOND:  Section 1.04 of the Agreement is hereby amended by restatement in
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its entirety to read as follows:

          1.04.  Additional Incentive Compensation.  In addition to his Base
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     Salary Employee shall be paid additional incentive compensation in such an amount, and based upon the accomplishment of such performance objectives, as may be determined by the Compensation Committee of the Board from time to time.

     THIRD:  Section 1.08 of the Agreement is hereby amended by restating
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subsection (a) thereof in its entirety to read as follows:

          (a) If Employee's employment with Wiser is terminated by Wiser or by Employee for any reason other than illness, disability or death of Employee within twelve months following a Change of Control of Wiser, Employee shall be paid, within 30 days following such termination, an amount in cash equal to the sum of (i) Employee's Base Salary at the time of his termination of employment multiplied by three, (ii) the amount equal to the premium cost or other amount paid by Wiser during the one-year period preceding Employee's termination of employment to provide Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year, and (iii) the amount of the additional payment, if any, determined pursuant to Section 1.09.

     FOURTH:  Article I of the Agreement is hereby amended to add a new Section
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1.09 to the end thereof to read as follows:
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          1.09.  Certain Additional Payments by Wiser.  Anything in this
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     Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by Wiser to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) but determined without regard to any additional payments required pursuant to this Section 1.09 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment from Wiser (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     IN WITNESS WHEREOF, this Amendment has been executed this 20th day of May, 1997, to be effective as of April 1, 1997.



                              /s/ Andrew J. Shoup, Jr.
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                              ANDREW J. SHOUP, JR.


                              THE WISER OIL COMPANY



                              By /s/ Lawrence J. Finn
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                                Title:




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